Exhibit 10.26

December 15, 2004

David L. Day, Director,

Office of Technology Licensing

University of Florida

Bldg 981 Museum Road

Box 115500

Gainesville, Florida 32611

Dear Mr. Day:

BC International (BCI) requests that BCI and the University of Florida Research Foundation (UFRFI) enter into an agreement whereby certain terms of the Amended and Restated License Agreement dated as of October, 1995 are revised as follows:

1.	Paragraph 3.2 (d) requires payment by BCI to UFRFI if certain time requirements are not met regarding the commencement of construction of a facility. [***] is currently due to UFRFI under this requirement. Paragraph 3.2 (d) would be revised to align the timing of this requirement with BCI’s current timetable. The $[***] would not be currently due. If BCI does not close on corporate financing providing gross proceeds of at least $[***] by February 1, 2005, the payment will become due immediately, and will be increased to $[***]. Furthermore, if BCI meets this first milestone but has not closed on a second corporate investment providing gross proceeds of at least $[***] by September 1, 2005, the payment will become due immediately, and will be increased to $[***]. If both milestones are met, no payment will be due and payment of this amount will be waived.

2.	Paragraph 3.2 (e) requires payment by BCI to UFRFI annually if it is not producing ethanol within a certain timeframe. Currently, $[***] will be due on December 31, 2004 under this requirement. Paragraph 3.2 (e) would be revised to align the timing of this requirement with BCI’s current timetable. If BCI does not close on corporate financing providing gross proceeds of at least $[***] by February, 2005, the payment will become due immediately, and will be increased to $[***]. If BCI meets this first milestone but has not closed on a second corporate investment providing gross proceeds of at least $[***] by September 1, 2005, the payment will become due immediately, and will be increased to $[***]. If BCI has not completed a project by March, 2007, the December 2004, 2005 and 2006 payments under Paragraph 3.2(e) will become due, each increased to $[***] for a total of $[***].

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

By signing below you agree to the terms of this offer and agree to enter into good faith efforts to develop and sign an amendment to the License Agreement to implement the foregoing.

Sincerely,

/s/ Robert J. Johnsen
Robert J. Johnsen,
President and Chief Executive Officer

Agreed to:

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION

By:	/s/ David L. Day
Name:
Title: